Distribution Agreement – Schedules – CFVST II

Schedule I

As of May 1, 2018

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large - Cap Value Fund

Columbia Variable Portfolio – Select Smaller - Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVPSM – American Century Diversified Bond Fund

CTIVPSM – BlackRock Global Inflation-Protected Securities Fund

CTIVPSM – CenterSquare Real Estate Fund

CTIVPSM – DFA International Value Fund

CTIVPSM – Loomis Sayles Growth Fund

CTIVPSM – Los Angeles Capital Large Cap Growth Fund

CTIVPSM – MFS® Blended Research® Core Equity Fund

CTIVPSM – MFS® Value Fund

CTIVPSM – Morgan Stanley Advantage Fund

CTIVPSM – Oppenheimer International Growth Fund

CTIVPSM – Pyramis® International Equity Fund (CTIVPSM – AQR International Core Equity Fund effective May 21, 2018)

CTIVPSM – T. Rowe Price Large Cap Value Fund

CTIVPSM – TCW Core Plus Bond Fund

CTIVPSM – Victory Sycamore Established Value Fund

CTIVPSM – Wells Fargo Short Duration Government Fund

CTIVPSM – Westfield Mid Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Eaton Vance Floating-Rate Income Fund

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Distribution Agreement – Schedules – CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of April 26, 2018.

COLUMBIA FUNDS VARIABLE SERIES TRUST II on behalf of its respective Funds, if any

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	Vice President and Head of U.S. Retail Product

Distribution Agreement – Schedules – CFVST II

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”).

Approved: Sept. 7, 2010